Exhibit 10.1

CONTRIBUTION AGREEMENT

This Contribution Agreement (this “Agreement”), dated as of April 18, 2024, is entered into by and between Blackboxstocks Inc., a Nevada corporation (“Transferor”), and Blackbox.io Inc., a Delaware corporation (“Transferee”).

WHEREAS, Transferee is a wholly-owned subsidiary of Transferor;

WHEREAS, Transferor is engaged in the business of development, maintenance, operating, marketing and sale of subscriptions to a financial technology and social media hybrid platform known as Blackboxstocks (the "Business");

WHEREAS, Transferor desires to transfer to Transferee, and Transferee desires to accept from Transferor, substantially all the assets, and certain specified liabilities, of the Business, in exchange for equity interests in Transferee and the assumption by Transferee of the Assumed Liabilities (as defined herein), in each case subject to the terms and conditions set forth in this Agreement (the “Contribution”); and

WHEREAS, Transferor and Transferee intend that the Contribution qualify as a tax-free transaction pursuant to Section 351 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Contribution of Assets. On the terms and subject to the conditions set forth in this Agreement, as of the Closing (as defined herein), Transferor hereby contributes, transfers, assigns, conveys, and delivers to Transferee, and Transferee hereby acquires and accepts from Transferor, all of Transferor’s right, title, and interest in, to, and under all of the tangible and intangible assets, properties, and rights of every kind and nature and wherever located, other than the Excluded Assets, which relate to, or are used or held for use in connection with, the Business (collectively, the “Contributed Assets”), including, but not limited to, the following:

(a)          all cash and cash equivalents;

(b)          all accounts receivable held by Transferor;

(c)          all inventory, supplies, and other inventories;

(d)        all Contracts (the "Assigned Contracts") set forth on Section 1(d) of the disclosure schedules attached hereto (the "Disclosure Schedules"). The term "Contracts" means all contracts, leases, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures, and all other agreements, commitments, and legally binding arrangements, whether written or oral;

(e)         all intellectual property that is owned by Transferor and used or held for use in the conduct of the Business as currently conducted or proposed to be conducted, together with all (i) royalties, fees, income, payments, and other proceeds now or hereafter due or payable to Transferor with respect to such intellectual property; and (ii) claims and causes of action with respect to such intellectual property, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal or equitable relief for past, present, or future infringement, misappropriation, or other violation thereof (the “Intellectual Property Assets”);

(f)          all furniture, fixtures, equipment, machinery, tools, vehicles, office equipment, supplies, computers, telephones, and other tangible personal property (the "Tangible Personal Property");

(g)          all permits, which are held by Transferor and required for the conduct of the Business as currently conducted or for the ownership and use of the Contributed Assets;

(h)          all rights to any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity, of any nature available to or being pursued by Transferor to the extent related to the Business, the Contributed Assets or the Assumed Liabilities, whether arising by way of counterclaim or otherwise;

(i)           all prepaid expenses, credits, advance payments, claims, security, refunds, rights of recovery, rights of set-off, rights of recoupment, deposits, charges, sums, and fees (including any such item relating to the payment of taxes);

(j)           all of Transferor's rights under warranties, indemnities, and all similar rights against third parties to the extent related to any Contributed Assets;

(k)          all insurance benefits, including rights and proceeds, arising from or relating to the Business, the Contributed Assets, or the Assumed Liabilities;

(l)           originals or, where not available, copies,  copies of all books and records, including books of account, ledgers, and general, financial, and accounting records, machinery and equipment maintenance files, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, quality control records and procedures, customer complaints and inquiry files, research and development files, records, and data (including all correspondence with any federal, state, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any arbitrator, court, or tribunal of competent jurisdiction), sales material and records, strategic plans and marketing, and promotional surveys, material, and research; and

(m)         all goodwill and the going concern value of the Business.

2.           Excluded Assets. Notwithstanding any provision to the contrary contained herein, the Transferor’s 4,086 shares of Evtec Group Limited, corporate seals, organizational documents, minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of Transferor are expressly excluded from the Contribution and are not considered Contributed Assets hereunder (collectively, the “Excluded Assets”).

3.         Assumption of Liabilities. The Contribution is subject to the assumption by Transferee of all liabilities and obligations of Transferor of whatever kind or nature (whether asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured, or otherwise, whether currently existing or hereinafter created) (each, a “Liability”) to the extent exclusively or primarily resulting from, relating to, or arising out of the Contributed Assets (collectively, the “Assumed Liabilities”). Subject to the terms and conditions set forth herein, as of the Closing, Transferee hereby assumes and shall perform, pay, and discharge when due the Assumed Liabilities. Nothing contained herein shall prevent Transferee or its affiliates from contesting in good faith any of the Assumed Liabilities with any third-party obligee. Other than the Assumed Liabilities, Transferee shall not assume or become obligated with respect to any Liabilities of Transferor, all of which shall remain the sole responsibility of Transferor.

4.           Consideration. In consideration for the Contributed Assets, Transferee shall, at the Closing, issue to Transferor 3,226,145 shares of common stock, par value $0.001 per share, of Transferee (the “Subsidiary Common Stock”) and 3,269,998 shares of Series A convertible preferred stock, $0.001 par value per share, of Transferee (the “Subsidiary Series A Stock”, and together with the Subsidiary Common Stock, the “Subsidiary Equity”), free and clear of all liens, and assume the Assumed Liabilities. Upon issuance by Transferee of the Subsidiary Equity to Transferor, the Subsidiary Equity shall be duly authorized and validly issued, fully paid, and non-assessable.

5.           Closing.

(a)         Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place simultaneously with the execution of this Agreement on the date hereof at the offices of Blackboxstocks, Inc., 5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240, or remotely by electronic exchange of documents and signatures.

(b)          Closing Deliverables. At the Closing:

(i)           Transferor shall deliver to Transferee fully executed documents of conveyance to effect the contribution of the Contributed Assets to Transferee, each in a form reasonably acceptable to Transferee, including specifically:

(A)    a bill of sale in the form of Exhibit A hereto (the "Bill of Sale") and duly executed by Transferor, transferring the tangible personal property included in the Contributed Assets to Transferee;

(B)    an assignment and assumption agreement in the form of Exhibit B hereto (the "Assignment and Assumption Agreement") and duly executed by Transferor, effecting the assignment to and assumption by Transferee of the Contributed Assets and the Assumed Liabilities;

(C)    an assignment in the form of Exhibit C hereto (the "Intellectual Property Assignment Agreement") and duly executed by Transferor, transferring all of Transferor's right, title and interest in and to the Intellectual Property Assets to Transferee.

(ii)          Transferee shall deliver to Transferor certificates or notice of issuance of stock transferable on the books of the Transferee evidencing the Subsidiary Equity issued/evidence reasonably satisfactory to Transferor of the issuance of the Subsidiary Equity.

6.           Representations and Warranties of Transferor. Transferor represents and warrants to Transferee that the statements contained in this Section 6 are true and correct as of the date hereof.

(a)          Organization of Transferor. Transferor is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada.

(b)          Authority. Transferor has all requisite power and authority, and has obtained all necessary corporate approvals, to execute and deliver this Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Intellectual Property Assignment Agreement, and the other agreements, instruments and documents required to be delivered at the Closing (collectively, the “Transaction Documents”), to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement and each of the other Transaction Documents has been duly executed and delivered by Transferor and (assuming due authorization, execution, and delivery by Transferee) shall constitute Transferor’s legal, valid, and binding obligation, enforceable against it in accordance with its terms (except as such enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(c)         Ownership and Transfer of Assets. Transferor has valid, good, and marketable title to, or in the case of leased or subleased assets, valid and subsisting leasehold interests in, all of the Contributed Assets, free and clear of all liens. Transferor has the unrestricted right to contribute, sell, transfer, assign, convey, and deliver to Transferee all right, title, and interest in and to, or in the case of leased or subleased assets, all right, title, and interest in and to the leasehold interest in, the Contributed Assets without penalty or other adverse consequences.

7.           Representations and Warranties of Transferee.

Transferee represents and warrants to Transferor that the statements contained in this Section 7 are true and correct as of the date hereof.

(a)          Organization of Transferee. Transferee is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

(b)        Authority. Transferee has all requisite power and authority, and has obtained all necessary corporate approvals, to execute and deliver this Agreement and each of the other Transaction Documents, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. This Agreement and each of the other Transaction Documents has been duly executed and delivered by Transferee and (assuming due authorization, execution, and delivery by Transferor) shall constitute Transferee’s legal, valid, and binding obligation, enforceable against it in accordance with its terms (except as such enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

8.          Further Assurances. Following the Closing, Transferor and Transferee shall execute any and all agreements, documents, and instruments of transfer, assignment, assumption, or novation and perform such other acts as may be reasonably necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

9.           Entire Agreement. This Agreement (including all schedules hereto) and each of the other Transaction Documents constitutes the sole and entire agreement of the parties hereto with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

10.         Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.       No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.

12.       Interpretation; Construction. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement. For purposes of this Agreement: (a) the words “include” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and does not simply mean “if”; (d) the words “hereof,” “herein,” “hereby,” “hereto,” “hereunder,” and words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and (e) the definitions of terms shall apply equally to the singular and plural forms of the terms defined.

13.        Amendment and Modification; Waiver. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto. No waiver by any party hereto of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

14.       Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Texas. Any legal suit, action, or proceeding arising out of or based on this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Texas, in each case located in the city of Dallas and County of Dallas, and each party hereto irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding.

15.        Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. The parties hereto further agree to replace any such invalid, illegal, or unenforceable provision with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business, and other purposes of such invalid, illegal, or unenforceable provision.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BLACKBOXSTOCKS, INC.

By: ____________________________________

Name: Gust Kepler

Title: Chief Executive Officer and President

BLACKBOX.IO INC.

By: ____________________________________

Name: Gust Kepler

Title: Chief Executive Officer and President

Signature Page to Contribution Agreement

DISCLOSURE SCHEDULES

THE FOLLOWING EXHIBITS AND SCHEDULES TO THE CONTRIBUTION AGREEMENT HAVE BEEN OMITTED IN ACCORDANCE WITH ITEM 601(B)(10)(IV) OF REGULATION S-K

Schedule 1(d) – Assigned Contracts

EXHIBIT A

BILL OF SALE

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Blackboxstocks Inc., a Nevada corporation ("Transferor"), does hereby grant, bargain, transfer, sell, assign, convey and deliver to Blackbox.io Inc., a Delaware corporation ("Transferee"), all of its right, title, and interest in and to the Contributed Assets, as such term is defined in the Contribution Agreement, dated as of April 18, 2024 (the "Contribution Agreement"), by and between Transferor and Transferee, to have and to hold the same unto Transferee, its successors and assigns, forever.

Transferee acknowledges that Transferor makes no representation or warranty with respect to the assets being conveyed hereby except as specifically set forth in the Contribution Agreement.

Transferor for itself, its successors and assigns, hereby covenants and agrees that, at any time and from time to time upon the written request of Transferee, Transferor will do, execute, acknowledge, and deliver or cause to be done, executed, acknowledged, and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, and assurances as may be reasonably required by Transferee in order to assign, transfer, set over, convey, assure, and confirm unto and vest in Transferee, its successors and assigns, title to the assets sold, conveyed, and transferred by this Bill of Sale.

IN WITNESS WHEREOF, Transferor has duly executed this Bill of Sale as of April 18, 2024

BLACKBOXSTOCKS, INC. By: ____________________________________ Name: Gust Kepler Title: Chief Executive Officer and President

EXHIBIT B

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "Agreement"), effective as of April 18, 2024 (the "Effective Date"), is by and between Blackboxstocks Inc., a Nevada corporation ("Transferor"), and Blackbox.io Inc., a Delaware corporation ("Transferee").

WHEREAS, Transferor and Transferee have entered into a certain Contribution Agreement, dated as of April 18, 2024 (the "Contribution Agreement"), pursuant to which, among other things, Transferor has agreed to assign all of its rights, title and interests in, and Transferee has agreed to assume all of Transferor's duties and obligations under, the Assigned Contracts (as defined in the Contribution Agreement).

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Definitions. All capitalized terms used in this Agreement but not otherwise defined herein are given the meanings set forth in the Contribution Agreement.

2.           Assignment and Assumption. Transferor hereby sells, assigns, grants, conveys and transfers to Transferee all of Transferor's right, title and interest in and to the Assigned Contracts. Transferee hereby accepts such assignment and assumes all of Transferor's duties and obligations under the Assigned Contracts and agrees to pay, perform and discharge, as and when due, all of the obligations of Transferor under the Assigned Contracts accruing on and after the Effective Date.

3.         Terms of the Contribution Agreement. The terms of the Contribution Agreement, including, but not limited to, the representations, warranties, covenants, agreements and indemnities relating to the Assigned Contracts are incorporated herein by this reference. The parties hereto acknowledge and agree that the representations, warranties, covenants, agreements and indemnities contained in the Contribution Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Contribution Agreement and the terms hereof, the terms of the Contribution Agreement shall govern.

4.           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction).

5.          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.          Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of the other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date first above written.

BLACKBOXSTOCKS, INC.

By: ____________________________________

Name: Gust Kepler

Title: Chief Executive Officer and President

BLACKBOX.IO INC.

By: ____________________________________

Name: Gust Kepler

Title: Chief Executive Officer and President

EXHIBIT C

INTELLECTUAL PROPERTY ASSIGNMENT AGREEMENT

This Intellectual Property Assignment Agreement ("IP Assignment"), dated as of April 18, 2024, is made by Blackboxstocks Inc., a Nevada corporation ("Transferor"), in favor of Blackbox.io Inc., a Delaware corporation (“Transferee”), the purchaser of certain assets of Transferor pursuant to a contribution agreement between Transferor and Transferee, dated as of April 18, 2024 (the "Contribution Agreement").

WHEREAS, under the terms of the Contribution Agreement, Transferor has conveyed, transferred, and assigned to Transferee, among other assets, certain intellectual property of Transferor, and has agreed to execute and deliver this IP Assignment, for recording with the United States Patent and Trademark Office and corresponding entities or agencies in any applicable jurisdictions;

NOW THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Assignment. Transferor hereby irrevocably conveys, transfers, and assigns to Transferee, and Transferee hereby accepts, all of Transferor's right, title, and interest in and to the following (the "Intellectual Property Assets"):

(a)    the trademark registrations and applications set forth on Schedule 1 hereto and all issuances, extensions, and renewals thereof (the "Trademarks"), together with the goodwill of the business connected with the use of, and symbolized by, the Trademarks;

(b)    all rights of any kind whatsoever of Transferor accruing under any of the foregoing provided by applicable law of any jurisdiction, by international treaties and conventions, and otherwise throughout the world;

(c)    any and all royalties, fees, income, payments, and other proceeds now or hereafter due or payable with respect to any and all of the foregoing; and

(d)    any and all claims and causes of action with respect to any of the foregoing, whether accruing before, on, or after the date hereof, including all rights to and claims for damages, restitution, and injunctive and other legal and equitable relief for past, present, and future infringement, dilution, misappropriation, violation, misuse, breach, or default, with the right but no obligation to sue for such legal and equitable relief and to collect, or otherwise recover, any such damages.

2.          Recordation and Further Actions. Transferor hereby authorizes the Commissioner for Patents and the Commissioner for Trademarks in the United States Patent and Trademark Office and the officials of corresponding entities or agencies in any applicable jurisdictions to record and register this IP Assignment upon request by Transferee. Following the date hereof, Transferor shall take such steps and actions, and provide such cooperation and assistance to Transferee and its successors, assigns, and legal representatives, including the execution and delivery of any affidavits, declarations, oaths, exhibits, assignments, powers of attorney, or other documents, as may be necessary to effect, evidence, or perfect the assignment of the Intellectual Property Assets to Transferee, or any assignee or successor thereto.

3.          Terms of the Contribution Agreement. The parties hereto acknowledge and agree that this IP Assignment is entered into pursuant to the Contribution Agreement, to which reference is made for a further statement of the rights and obligations of Transferor and Transferee with respect to the Intellectual Property Assets. The representations, warranties, covenants, agreements, and indemnities contained in the Contribution Agreement shall not be superseded hereby but shall remain in full force and effect to the full extent provided therein. In the event of any conflict or inconsistency between the terms of the Contribution Agreement and the terms hereof, the terms of the Contribution Agreement shall govern.

4.           Counterparts. This IP Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same agreement. A signed copy of this IP Assignment delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this IP Assignment.

5.           Successors and Assigns. This IP Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

6.          Governing Law. This IP Assignment and any claim, controversy, dispute, or cause of action (whether in contract, tort, or otherwise) based upon, arising out of, or relating to this IP Assignment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the United States and the State of Texas, without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction).

[Signature page follows]

IN WITNESS WHEREOF, Transferor has duly executed and delivered this IP Assignment as of the date first above written.

BLACKBOXSTOCKS, INC. By: ____________________________________ Name: Gust Kepler Title: Chief Executive Officer and President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this ____ day of __________, 2024, by Gust Kepler as Chief Executive Officer and President of Blackboxstocks Inc., a Nevada corporation.

My Commission Expires: _______	____________________________ Notary Public Printed Name:

AGREED TO AND ACCEPTED:	BLACKBOX.IO INC. By: ____________________________________ Name: Gust Kepler Title: Chief Executive Officer and President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on this ____ day of __________, 2024, by Gust Kepler as Chief Executive Officer and President of Blackbox.io Inc., a Delaware corporation.

My Commission Expires: _______	____________________________ Notary Public Printed Name:

SCHEDULE 1

ASSIGNED TRADEMARK REGISTRATIONS AND APPLICATIONS

Trademark Registrations

Mark	Jurisdiction	Registration Number	Registration Date
	Federal	7,283,672	1-23-24
Blackbox Stocks	Federal	7,307,033	2-13-24

Trademark Applications

Mark	Jurisdiction	ITU Status	Application Serial Number	Filing Date
None